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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated January 29, 1999 accompanying the consolidated financial statements of The Penn Mutual Life Insurance Company and to the use of our report dated April 2, 1999 accompanying the financial statements of Variable Life Account I of The Penn Mutual Life Insurance Company in Pre-Effective Amendment No. 10 to the Registration Statement No. 33-54662 on Form S-6 and related prospectus of Variable Life Account I of The Penn Mutual Life Insurance Company

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 23, 1999


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